Exhibit 10.24

SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
AMONG
NANOSPHERE, INC.,
BAIN CAPITAL VENTURE FUND 2005, L.P.,
BROOKSIDE CAPITAL PARTNERS,
AND
THE OTHER PURCHASERS NAMED ON SCHEDULE I HERETO
DATED AS OF APRIL 12, 2006

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

		Page
11.10	Expenses	32
11.11	Jurisdiction	32
11.12	Waiver of Jury Trial	33
11.13	Counterparts; Effectiveness	33
11.14	Entire Agreement	33
11.15	Severability	33
11.16	Exculpation Among Purchasers; Attorney	33

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LIST OF EXHIBITS

EXHIBIT A	Amended and Restated Certificate of Incorporation

EXHIBIT B	Second Amended and Restated Stockholders Agreement

EXHIBIT C	Form of Warrant

EXHIBIT D	Amended and Restated Registration Rights Agreement

EXHIBIT E	Note and Warrant Cancellation Agreement

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SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
          This SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 12th day of April, 2006 by and among Nanosphere, Inc., a Delaware corporation (the “Company”), Bain Capital Venture Fund 2005, L.P., a Delaware limited partnership and Brookside Capital Partners Fund, L.P., a Delaware limited partnership (collectively, “Bain Capital”), certain entities related to Bain Capital as listed on Schedule I and the other entities and individuals as listed on Schedule I attached hereto (each such purchaser is referred to herein as a “Purchaser,” and such purchasers collectively are referred to herein as the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 9 hereof.
WITNESSETH
          WHEREAS, the Company desires to issue and to sell to the Purchasers, and the Purchasers desire to purchase from the Company, the shares of Series D Preferred Stock (as hereinafter defined), all in accordance with the terms and provisions of this Agreement;
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
     1. Authorization of Securities.
          1.1 The Company has authorized the issuance and sale of up to 162,857,142 shares of its Series D Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), which will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and which will have the rights, preferences and privileges set forth in the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”). The shares of Common Stock into which the Series D Preferred Stock is convertible are sometimes referred to herein as the “Conversion Shares” and the shares of Series D Preferred Stock, the Conversion Shares and the Warrants and the Warrant Shares (each as defined below) are sometimes referred to herein collectively as the “Securities”.
          1.2 The Company has authorized the issuance to each Purchaser of a Warrant dated as of the date hereof substantially in the form attached hereto as Exhibit C to purchase the number of shares of the Company’s Series D Preferred Stock set forth opposite such Purchaser’s name on Schedule I hereto. The Warrants issued pursuant to this Agreement are collectively referred to herein as the “Warrants”. The shares of Series D Preferred Stock for which the Warrants are exercisable are referred to herein collectively as the “Warrant Shares”.
     2. Sale and Purchase of the Securities. Subject to the terms and conditions contained in this Agreement, each Purchaser agrees to purchase, severally and not jointly with respect to the other Purchasers, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), that number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name on Schedule I attached hereto at a purchase price of $0.35 per share of Series D Preferred Stock (the “Purchase Price”) and the Warrants to purchase the Warrant Shares set forth opposite such Purchaser’s name on Schedule I attached hereto.

     3. Closing; Payment of Purchase Price; Use of Proceeds.
          3.1 Closing. The closing (the “Closing”) with respect to the transaction contemplated in Section 2 hereof shall take place remotely via the exchange of documents and signatures at 10:00 a.m. on April 12, 2006, or at such other time and place as the Company and Purchasers mutually agree upon, orally or in writing (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser (i) a certificate representing the shares of Series D Preferred Stock being purchased by such Purchaser (registered in the name of such Purchaser) and (ii) a Warrant to purchase the initial number of Warrant Shares set forth opposite such Purchaser’s name on Schedule I (registered in the name of such Purchaser), against payment of the purchase price therefor by (A) wire transfer (of immediately available funds) to a bank account designated by the Company; (B) by cancellation of indebtedness of the Company to the Purchaser, including interest; (C) cancellation of outstanding warrants and rights associated therewith; or (D) by any combination of such methods, in each case as set forth on Schedule I hereto.
          3.2 Use of Proceeds. The Company shall use the proceeds from the sale of Series D Preferred Stock hereunder for general corporate purposes.
     4. Representations and Warranties of the Purchasers; Restrictions on Transfer. Each Purchaser, severally as to itself and not jointly, represents and warrants to the Company as follows:
          4.1 Organization. Any Purchaser which is a corporation, limited liability company, partnership, trust or other entity represents that such Purchaser is validly existing or formed and in good standing under the laws of its jurisdiction of organization or formation, and has all corporate, limited liability company, partnership, trust or other entity power (as the case may be) and authority to enter into this Agreement and the other Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.
          4.2 Validity. The execution, delivery and performance of this Agreement, and the other Transaction Documents and instruments referred to herein, in each case to which such Purchaser is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by such Purchaser, and each such agreement constitutes or will constitute a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms.
          4.3 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of the Transaction Documents and the consummation of the transactions contemplated thereby.

          4.4 Investment Representations and Warranties. Such Purchaser understands that the issuance of the Securities to the Purchasers has not been, and will not be, registered under the Securities Act.
          4.5 Acquisition for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representations to the Company contained in this Agreement, including, without limitation, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; it being understood, the foregoing notwithstanding, that certain of the Securities being purchased by Allen & Company LLC are being purchased as nominee for up to eleven (11) total employees or Affiliates of Allen & Company LLC, each of whom is an “accredited investor” as such terms is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. Any Purchaser which is a corporation, limited liability company, partnership, trust or other entity has not been formed for the specific purpose of acquiring the Securities.
          4.6 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of the Purchasers to rely thereon.
          4.7 Ability to Protect Its Own Interests and Bear Economic Risks. By reason of the business and financial experience of Purchaser (or, if the Purchaser is an entity, of its managers), the Purchaser has the capacity to protect his, her or its own interests in connection with the transactions contemplated by this Agreement and the other Transaction Documents. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.
          4.8 Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          4.9 Restricted Securities.
          (a) The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement. The Purchaser understands that the

Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or the shares of Common Stock into which they may be converted or exchanged for resale, except as expressly set forth in the Transaction Documents. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
          (b) Such Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.
          4.10 No Public Market. Such Purchaser understands that no public market now exists for any of the Securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.
          4.11 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified as the address of the Purchaser set forth on Schedule I hereto; if the Purchaser is a corporation, limited liability company, partnership, trust or other entity, then the principal office of the Purchaser is identified as the address of the Purchaser set forth on Schedule I hereto.
     5. Representations and Warranties by the Company. The Company represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing, except as otherwise indicated in this Section 5:
          5.1 Capitalization.
          (a) As of the date hereof, and after giving effect to the filing of the Amended and Restated Certificate of Incorporation and immediately following the Closing, the authorized capital stock of the Company consists of: 450,000,000 shares of Common Stock, par value $0.01 per share, of which 23,292,906 shares are issued and outstanding; and (ii) 339,327,690 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which: (A) 17,007 shares are designated Series B Preferred Stock, and all of which are issued and outstanding; (B) 10,066,673 shares are designated Series C Preferred Stock, 10,050,007 of which are issued and outstanding and 16,666 of which are reserved for issuance upon the exercise of certain warrants listed on Schedule 5.1(a); (C) 132,263,734 shares are designated Series C-2 Preferred Stock, 128,825,043 of which are issued and outstanding; and (D) 196,980,276 shares are designated Series D Preferred Stock, 162,857,142 of which will be issued and outstanding. 40,000,000 shares of Common Stock are reserved for issuance under the Company’s 2000 Long-Term

Incentive Plan, as amended from time to time (the “2000 Plan”) (of which a net total of options representing 39,954,975 shares of Common Stock have been granted as of the date hereof). The Company has no other shares of capital stock authorized, issued or outstanding. A capitalization table presenting the capitalization of the Company, after giving effect to the filing of the Amended and Restated Certificate of Incorporation and the Closing is set forth on Schedule 5.1(a) hereto.
          (b) As of the date hereof, and except as may be granted by this Agreement or the other Transaction Documents, (i) other than as set forth in Schedule 5.1(a), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to the 2000 Plan, the details of which are set forth on Schedule 5.1(a) hereto; (ii) there are no agreements or arrangements under which the Company is or may become obligated to register the sale of any of its securities under the Securities Act; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, except as required by the Amended and Restated Certificate of Incorporation; and (iv) except as set forth in this Section 5.1, the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.
          5.2 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. The sale and delivery of the shares of Series D Preferred Stock and the Warrants to the Purchasers pursuant to the terms hereof and the issuance of the Warrant Shares upon exercise of the Warrants by the holders thereof, and the issuance of the Conversion Shares upon conversion of the shares of Series D Preferred Stock and Warrant Shares will vest in the holders thereof legal and valid title to such Securities, free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance (collectively, “Encumbrances”), excluding Encumbrances incurred by the Purchaser themselves.
          5.3 Organization. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, (iii) has its principal place of business and chief executive office in Northbrook, Illinois and (iv) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.
          5.4 Subsidiaries. The Company has no Subsidiaries.
          5.5 Consents. Neither the execution, delivery or performance of the Amended and Restated Certificate of Incorporation, this Agreement or the other Transaction Documents by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than (i) the filings required to comply with the Company’s registration obligations under this Agreement and the other Transaction Documents, (ii) the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, (iii) filings required under applicable U.S. federal and state securities laws and (iv) as have otherwise been obtained.
          5.6 Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities). The execution, delivery and performance by the Company of each of the Transaction Documents, including the issuance of the Series D Preferred Stock and the Warrants, the execution and filing of the Amended and Restated Certificate of Incorporation, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Company has taken all actions under the Amended and Restated Certificate of Incorporation and its By-laws (the “Charter Documents”) as may be necessary or advisable to provide the Purchasers with the rights hereby contemplated.
          5.7 Issuance of Securities. The Securities have been duly authorized and a sufficient number of shares of authorized but unissued shares of Common Stock have been reserved for issuance upon conversion of the Series D Preferred Stock sold hereunder and the Warrant Shares, and a sufficient number of authorized but unissued shares of Series D Preferred Stock have been reserved for issuance upon exercise of the Warrants by the holders thereof in accordance with the terms thereof, and upon such issuance or conversion of the Series D Preferred Stock in accordance with the terms of this Agreement or the Amended and Restated Certificate of Incorporation, as the case may be, the Series D Preferred Stock and the Conversion Shares, and the Warrant Shares, when issued and paid for in accordance with the Warrants, will be duly authorized, validly issued, fully paid and non-assessable, and free from all Taxes and Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company other than as set forth in the Stockholders Agreement, and the issuance of such Securities will not impose personal liability upon the holder thereof. Additionally, assuming the accuracy of the representations of the Purchasers in Section 4 of this Agreement, and subject to the filings described in Section 5.5(iii) of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.
          5.8 No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, the execution and filing of the Amended and Restated Certificate of Incorporation by the Company, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Series D Preferred Stock and the Conversion Shares) will not (i) result in a violation of the Charter Documents, (ii) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) result in the creation of any Encumbrance upon any of their assets. The Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party. The business of the Company is not being conducted in violation in any material respect of any law, ordinance or regulation of any Governmental Entity.
          5.9 Material Contracts. Each Material Contract of the Company is listed on Schedule 5.9 hereof. Each such contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and by general equitable principles. Except as set forth on Schedule 5.9 hereof, there has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by the Company under any such contract or, to the knowledge of the Company, by any other Person to any such contract. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.
          5.10 Right of First Refusal; Stockholders Agreement. Except as set forth on Schedule 5.10, and except with respect to any rights granted to the Purchasers pursuant to the terms of the Amended and Restated Certificate of Incorporation, this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company’s securities. There are no provisions of the Charter Documents, no agreements to which the Company is a party and no agreements by which the Company is bound other than the Amended and Restated Certificate of Incorporation, this Agreement or the other Transaction Documents, which (i) may affect or restrict the voting rights of the Purchasers with respect to the Securities in their capacity as stockholders of the Company, (ii) restrict the ability of the Purchasers, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (iii) would adversely affect the Company’s or any Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the other Transaction Documents or the Amended and Restated Certificate of Incorporation and the transactions contemplated hereby or thereby, (iv) require the vote of more than a majority of the Company’s issued and outstanding capital stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (v) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

          5.11 Previous Issuances Exempt. All shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other Person in respect thereof, in such a manner as to require registration under the Securities Act.
          5.12 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.
          5.13 Absence of Certain Changes: Financial Statements.
          (a) The Company has provided to the Purchasers true and correct copies of its unaudited consolidated balance sheet dated as of December 31, 2005 (the “Balance Sheet Date”), the audited balance sheets as of 2004 (in draft form) and 2003, and the related statements of operation, changes in stockholder’s equity and cash flows for the twelve months ended December 31, 2005, December 31, 2004 and December 31, 2003 (the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial position and operating results of the Company as of the respective dates therein, subject to normal year end audit adjustments and the absence of footnotes. The Financial Statements are in accordance with the books and records of the Company.
          (b) Except as set forth on Schedule 5.13 or as contemplated by this Agreement, or in connection with the Amended and Restated Certificate of Incorporation, this Agreement or the other Transaction Documents, since the Balance Sheet Date, there has not been:
     (1) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock of the Company;
     (2) any amendment of any term of any outstanding security of the Company;

     (3) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company of any contract or other right, other than transactions, commitments, contracts, agreements or settlements (excluding settlements of litigation and tax proceedings) in the ordinary course of business or those contemplated by this Agreement;
     (4) any (A) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company, (B) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (C) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (D) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company, in each case, other than in the ordinary course of business consistent with past practice; or
     (5) any material tax election made or changed, any audit settled or any amended tax returns filed.
          5.14 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of the Company of any kind whatsoever, whether interest-bearing indebtedness, or liabilities accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities:
          (a) reflected in the Financial Statements;
          (b) disclosed on Schedule 5.14 hereto;
          (c) incurred in the ordinary course of business which in the aggregate are less than $10,000; or
          (d) under this Agreement, or connected herewith, in the other Transaction Documents or the Amended and Restated Certificate of Incorporation.
          5.15 Litigation. There is no action, suit, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or to the knowledge of the Company any of its officers or directors before any court or arbitrator or any Governmental Entity. To the knowledge of the Company, there are no facts that would cause a reasonable person to believe that such a proceeding would likely result.
          5.16 Taxes. The Company has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed, which returns and reports were properly completed and are true and correct in all material respects, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Company.
          5.17 Employee Matters.
          (a) The Company has provided to the Purchasers (or their representatives) lists of all of the Company’s employees (including the salary and benefits for each employee) and Schedule 5.17(a) lists all of the employment agreements and arrangements to which the Company is a party with respect to its employees. Such employment agreements and arrangements include, without limitation, employee leasing arrangements, employee services agreements and non-competition agreements.
          (b) The Company does not maintain any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) other than a traditional health insurance plan, dental plan, vision plan, life insurance and disability plan and a 401(k) plan for employees.
          (c) No director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”)) solely as a result of the transactions contemplated in this Agreement; and (ii) no payment made or to be made to any current or former employee of director of the Company, or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
          (d) To the Company’s knowledge, it is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company is pending or threatened, nor is the Company involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company or independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan.
          5.18 Compliance with Laws. The Company has, and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s present and proposed business and is in compliance with and has not violated, in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations or the terms of any judgments, orders, decrees, injunctions or writs.

          5.19 Brokers. Except as set forth on Schedule 5.19, there is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in Section 11.6, the Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          5.20 Environmental Matters.
          (a) (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against, the Company, and no penalty has been assessed against the Company, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company is in compliance with all Environmental Laws; and (iii) to the knowledge of the Company there are no liabilities of or relating to the Company relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.
          (b) For purposes of this Agreement, the term “Environmental Laws” means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.
          5.21 Intellectual Property Matters.
          (a) “Intellectual Property” means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company as presently conducted or as contemplated to be conducted and all Intellectual Property owned or licensed by the Company, provided that any Intellectual Property that is licensed by the Company shall be included within the meaning of Company Intellectual Property only within the scope of use by the Company or in connection with the Company’s business.
          (b) “Company IP Agreements” means (i) licenses of Intellectual Property to the Company, and (ii) licenses of Intellectual Property by the Company to third parties.
          (c) Except as set forth on Schedule 5.21(b), with respect to each item of Company Intellectual Property:
     (1) the Company possesses all rights, titles and interests in and to the item if owned by the Company, free and clear of any Encumbrance, license or other restriction, and possesses all rights necessary in the case of a licensed item that are material to their business as presently conducted or as contemplated to be conducted, and the Company has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company;
     (2) the item, if owned by the Company, is not, and if licensed, to the knowledge of the Company is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company;
     (3) except with respect to proceedings before the U.S. Patent and Trademark Office in the ordinary course of business, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, has been or is being threatened which: (i) challenges the legality, validity, enforceability, use or ownership of the item; (ii) restricts the conduct of the business of the Company in any material respect; or (iii) grants third parties any material rights to the item;
     (4) the Company has sufficient right, title and interest to use or own the item without infringement of the rights of third parties and the Company is not aware of any basis for any claim by a third party that the business of the Company infringes upon the proprietary rights of others;

     (5) except in the ordinary course of business, the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;
     (6) except pursuant to the Company IP Agreements, the Company is not bound by or a party to any option, license, sublicense, agreement or permission of any kind with respect to the item;
     (7) to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the Company’s intellectual property rights in the item, in any material respect;
     (8) no party to any option, license, sublicense or agreement or permission of any kind covering the item is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;
     (9) All employees and consultants who contributed to the discovery or development of any of the Company Intellectual Property did so either (i) within the scope of their employment such that, in accordance to applicable law, all Company Intellectual Property arising therefrom became the exclusive property of the Company or (ii) pursuant to written agreements assigning all Company Intellectual Property arising therefrom to the Company;
     (10) each option, license, sublicense, agreement or permission of any kind covering the item is legal, valid, binding, enforceable and in full force and effect; and
     (11) if the item is owned by the Company, the Company has, and if the item is licensed by the Company, to the knowledge of the Company, each licensor has complied with the applicable provisions of the Baye-Dole Act of 1980, as amended.
          Schedule 5.21 (b) sets forth a list of all Company Intellectual Property. All registered patents, copyrights, trademarks, and service marks listed on Schedule 5.21(b) (x) are, if owned by the Company and (y) if licensed, to the knowledge of the Company, are valid and subsisting and in full force and effect and are not subject to any taxes or other fees except for periodic filing and maintenance fees. Except as set forth on Schedule 5.21(b), the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and there is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof. True and complete copies of all issued patents and copies of all filed patent applications, if any, of the Company have been provided to the Purchasers.

          (d) All domain names listed on Schedule 5.21(b) (the “Domain Names”) have been and are duly registered with an accredited registrar. The Company owns, and has not waived or granted to any third party, any rights, title or interest in the Domain Names (except pursuant to the terms of registration thereof) including without limitation any benefits, entitlements or rights of renewal with respect to the Domain Names. The Company’s registrar(s) have not notified the Company that any of the Domain Names have been placed on “hold” or are otherwise subject to a dispute or potential dispute pursuant to such registrar’s dispute resolution policy.
          (e) To the knowledge of the Company, none of the key employees of the Company is obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s businesses as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s businesses by the employees of the Company, nor the conduct of the Company’s businesses as presently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such key employee is obligated, and which conflict, breach or default would have a Material Adverse Effect.
          (f) The Company has entered into acceptable non-compete, confidentiality and proprietary information and invention agreements with all employees of the Company, and with directors of the Company who may have access to the Company’s Intellectual Property, seeking to protect, among other things, the confidentiality of all Company Intellectual Property and to ensure full and unencumbered ownership by the Company of all Company Intellectual Property. The Company, after reasonable investigation, is not aware of any violation by any such employees of such agreements. The Company has entered into acceptable confidentiality and proprietary information and invention agreements with any consultants, advisors and independent contractors who may have access to the Company’s intellectual property.
          (g) No stockholder, member, director, officer or employee of the Company has any interest, right, title or interest in any of the Company Intellectual Property.
          (h) The Company Intellectual Property comprises all Intellectual Property necessary to the Company’s business as presently conducted or proposed to be conducted by it. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.
          (i) The components used in the Company’s products are free of any disabling codes or instructions (a “Disabling Code”), and any virus or other intentionally created, undocumented contaminant (a “Contaminant”), that may, or may be used to, access, modify, delete, damage or disable the Systems (as defined below) or that may result in damage thereto. The components obtained from third party suppliers are, to the knowledge of the Company, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the Systems or that might result in damage thereto. The Company has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems (consisting of hardware, software, databases or embedded control systems, collectively, the “Systems”) are free from Disabling Codes and Contaminants. The Company has in place disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Systems and restrict unauthorized access thereto.
          (j) The Company is not subject to any “open source” or “copyleft” obligations or otherwise required to make generally available, or make any public disclosure of, any source code either used or developed by the Company.
          5.22 Related-Party Transactions. Except as set forth on Schedule 5.22, no employee, officer, director or stockholder of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 5.22 hereto, as of the date hereof none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company. As of the date hereof, except as set forth on Schedule 5.22 hereto, no employee, director, officer or stockholder of the Company and no member of the immediate family of any employee, officer, director or stockholder of the Company is directly or indirectly interested in any contract with the Company.
          5.23 Title to Property and Assets. (i) The Company has good and marketable title to, or a valid leasehold interest in, the real and personal properties and assets used by it or located on its premises or shown on the unaudited balance sheet dated December 31, 2005 or acquired after the date thereof, free and clear of all liens, except for properties and assets disposed of in the ordinary course of business since December 31, 2005 and liens for current property taxes not yet due and payable; (ii) the Company’s buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business; (iii) to the knowledge of the Company, the Company owns, or has a valid leasehold interest in, all material assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted; and (iv) with respect to any leased real property, the Company is not in violation in any material respect of any of its leases. The Company has delivered to the Purchasers true and complete copies of any leases related to the real property used by the Company in the conduct of its business.
          5.24 Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement, as qualified by the applicable sections of the Disclosure Schedule, in any of the

Transaction Documents and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.
          5.25 Corporate Records; Minute Books. Copies of the Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and of the By-laws of the Company, certified by its Secretary, heretofore delivered to the Purchasers are true and complete copies of such instruments as amended to the date of this Agreement. Such certificate of incorporation and By-laws are in full force and effect. The minute books of the Company provided to the Purchasers or their counsel contain a complete summary of all meetings and actions by written consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects; provided, however, that the minutes marked “draft” relating to the board’s meetings in 2006 may be subject to minor adjustment at the discretion of the Company’s board of directors.
          5.26 Absence of Changes. Since the Balance Sheet Date, the Company has operated its business in the ordinary course of business; and, without limiting the generality of the foregoing, except as set forth on Schedule 5.26, there has not been:
     (1) any Material Adverse Effect or any event or events that individually or in the aggregate would have a Material Adverse Effect;
     (2) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s properties or assets;
     (3) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company to any Person, including, without limitation, the Purchasers and their respective Affiliates;
     (4) except as set forth in Schedule 5.26, any obligation or liability incurred, or any loans or advances made, by the Company to any of its Affiliates, other than expenses allowable in the ordinary course of business of the Company;
     (5) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company;
     (6) any assignment, lease or other transfer or disposition, or any other agreement or arrangement therefor by the Company of any property or equipment having a value in excess of $10,000 except in the ordinary course of business;

     (7) other than for employment compensation [or facility rent expenditures], any expenditure by the Company (or series of related expenditures) involving more than $10,000 singly or $25,000 in the aggregate;
     (8) any waiver of any material rights or claims of the Company;
     (9) any agreement or commitment by the Company to do any of the foregoing or any transaction by the Company outside the ordinary course of business of the Company; or
     (10) any lien upon, or adversely affecting, any material property or other assets of the Company.
          5.27 Illegal Payments. Neither the Company nor, to the best knowledge of the Company, any director, officer, agent or employee of the Company has paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company: (i) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar payment; (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law); or (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.
          5.28 Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company and any material supplier, customer, vendor, customer or client.
          5.29 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.
     6. Conditions of Parties’ Obligations.
          6.1 Conditions of the Purchasers’ Obligations. The obligations of each of the Purchasers under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by such Purchaser severally in its absolute discretion.
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, after giving full effect to such qualification.

          (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
          (c) Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware, and the Purchasers shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to them that such filing has occurred.
          (d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Documents, including without limitation the offer and sale of the Securities.
          (e) Stockholders Agreement. The Company and each Purchaser (other than a Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company who are required signatories thereto (in order to give effect to such agreement) shall have executed and delivered the Stockholders Agreement.
          (f) Registration Rights Agreement. The Company and each Purchaser (other than a Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company who are signatories thereto (in order to give effect to such agreement) shall have executed and delivered the Registration Rights Agreement.
          (g) Supporting Documents. The Purchasers at the Closing shall have received the following:
     (1) an opinion from Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers; and
     (2) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying: (i) the By-laws of the Company; (ii) resolutions of the Board of Directors of the Company, authorizing and approving the Transaction Documents and the transactions contemplated under the Transaction Agreements; (iii) resolutions of the stockholders of the Company approving the Amended and Restated Certificate of Incorporation; (iv) the names, titles and signatures of the officers authorized to execute the documents referred to in this subparagraph (2); and (v) that the Amended and Restated Certificate of Incorporation delivered to the Purchasers at the time of the execution of this Agreement has been validly adopted and has not been amended or modified.
          (h) Consents and Waivers. The Company shall have obtained all third-party consents or waivers necessary to execute and perform its obligations under the Amended and Restated Certificate of Incorporation, this Agreement and the other Transaction Documents (including any consents and waivers listed on Schedule 5.5), to issue the Series D Preferred Stock and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Series D Preferred Stock and the Conversion Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.
          (i) Satisfaction of Obligations. Each of the other Purchasers shall have simultaneously complied with their obligations under Section 2 hereof.
          (j) Good Standing Certificates. The Company shall have delivered to the Purchaser good standing certificates for the Company for the states of California and Delaware, each dated as of a date reasonably close to the Closing Date.
          (k) Election of Directors. The number of directors constituting the Board of Directors shall have been fixed at eight (8).
          (l) Preemptive Rights. All stockholders of the Company having any preemptive right or right of first refusal with respect to the issuance of the Securities or the Common Stock issuable upon conversion of the Securities either: (i) shall be purchasing Securities under this Agreement in connection with the exercise of such preemptive right or (ii) shall have irrevocably waived the same.
          (m) Termination of Existing Agreements. Effective upon the Closing, (i) any prior stockholder agreements, voting agreements, co-sale agreements, or agreements relating to rights of first offer, rights of first refusal or preemptive rights shall have been terminated and shall be of no further force and effect and (ii) any prior registration rights agreements shall have been terminated and shall be of no further force and effect; provided, however, that the Prior Agreement, as defined in the Stockholders’ Agreement, is amended and restated in accordance with the terms of the Stockholders’ Agreement, and the Prior Agreement, as defined in the Registration Rights Agreement, is amended and restated in accordance with the terms of the Registration Rights Agreement.
          (n) Material Adverse Change; Market Conditions. (i) The Company shall not have suffered any Material Adverse Effect with respect to its business, financial condition, results of operations, assets, liabilities or prospects; (ii) all employees of the Company listed on Schedule 5.17(a) hereto shall remain under the employ of the Company, and no such employee shall have informed the Company of any intent or desire to resign his or her position; and (iii) there shall have been no material adverse change in general market conditions as determined in the sole reasonable discretion of Bain Capital.

          (o) Fees of Purchaser’s Counsel and Consultants. The Company shall have paid, in accordance with Section 11.10, the fees, expenses and disbursements of Ropes & Gray LLP, as counsel to Bain Capital.
          (p) Warrants. The Company shall have executed the Warrants and delivered them to the Purchasers.
          (q) Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the effect that the conditions specified in subsections (a) through (h) and (j) through (p) of this Section 6.1 have been satisfied.
          6.2 Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.
          (a) Covenants; Representations and Warranties. (i) Each of the Purchasers at the Closing Date shall have performed in all material respects with all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of each of the Purchasers at the Closing Date contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
          (b) Stockholders Agreement. Each Purchaser and the other stockholders of the Company who are required signatories thereto (in order to give effect to such agreement) shall have executed and delivered the Stockholders Agreement.
          (c) Note and Warrant Cancellation. Each Purchaser paying for the Securities purchased by it under this Agreement who is paying in full (or in part) for such Securities by the cancellation of indebtedness shall have executed and delivered to the Company a Note and Warrant Cancellation Agreement in the form attached hereto as Exhibit E.
          6.3 Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (i) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement, any of the Transaction Documents or the Amended and Restated Certificate of Incorporation, and (ii) any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, prohibit or enjoin the transactions contemplated by this Agreement.

     7. Transfer Restrictions; Restrictive Legend.
          7.1 Transfer Restrictions. Each Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for such transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Purchaser that is (i) in the case of an individual, pursuant to applicable laws of descent and distribution or by will or among such individual’s Family Group and (ii) in the case of an entity, among its Affiliates not constituting Competitors; provided further that the transferee in each case agrees to be subject to the restrictions in this Section 7. Each Purchaser agrees that the certificates evidencing the Securities may bear substantially the following legend:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND EXCEPT AS PERMITTED BY THE STOCKHOLDERS AGREEMENT, MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
          7.2 Restrictive Legend. The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.
     8. Registration, Transfer and Substitution of Certificates for Securities.
          8.1 Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.
          8.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 8.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Securities of like tenor.

     9. Definitions.
          (a) Except as otherwise expressly provided herein, all accounting terms used in this Agreement, whether or not defined in this Section 9, shall be construed in accordance with GAAP.
          (b) Unless the context otherwise requires, the terms listed in this Section 9 have the following meanings for all purposes of this Agreement.
          “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, that with respect to Bain Capital, the term Affiliate shall be deemed to include any Person under common management with Bain Capital, LLC.
          “Agreement” has the meaning assigned to it in the introductory paragraph hereof.
          “Amended and Restated Certificate of Incorporation” has the meaning assigned to it in Section 1 hereof.
          “Bain Capital” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include all Affiliates.
          “Balance Sheet Date” has the meaning assigned to it in Section 5.13(a) hereof.
          “Business Day” means any day other than Saturday, Sunday or day on which banking institutions in New York, New York are authorized or required to be closed.
          “Charter Documents” has the meaning assigned to it in Section 5.6 hereof.
          “Closing Date” has the meaning assigned to it in Section 3 hereof.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Common Stock” has the meaning assigned to it in Section 1 hereof.
          “Competitor” means a Person engaging in a business substantially similar to, or competitive with, the business of the Company, as determined by the Company’s board of directors in its good faith discretion.
          “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series D Preferred Stock.
          “Encumbrances” has the meaning assigned to it in Section 5.2 hereof.
          “Environmental Law” has the meaning assigned to it in Section 5.20(b) hereof.
          “ERISA” has the meaning assigned to it in Section 5.17(a) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Family Group” means an individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual’s spouse and/or descendants.
          “Financial Statements” has the meaning assigned to it in Section 5.13(a) hereof.
          “GAAP” means U.S. generally accepted accounting principles consistently applied.
          “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
          “Hazardous Material” has the meaning assigned to it in Section 5.20(b) hereof.
          “Intellectual Property” has the meaning assigned to it in Section 5.21 (a) hereof.
          “Lurie” means Lurie Investment Fund, L.L.C. and its Affiliates.
          “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or on the enforceability or validity of the Amended and Restated Certificate of Incorporation or on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) material adverse effect on the prospects or condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries taken as a whole.
          “Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings, including Company IP Agreements, (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company of in excess of $50,000, (ii) which are not terminable by the Company upon 30 days’ or less notice without penalty or premium, (iii) under which any of the Company’s properties or assets are subject or bound, and (iv) the breach of which would cause a Material Adverse Effect.
          “Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.
          “Purchaser” and “Purchasers” have the meaning assigned to them in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchasers.
          “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit D,
          “Securities” has the meaning assigned to it in Section 1 hereof.

          “Securities Act” or “Act” means the Securities Act of 1933, as amended.
          “Series D Preferred Stock” has the meaning assigned to such term in Section 1 hereof.
          “Stockholders Agreement” means the Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit B.
          “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.
          “Tax” or “Taxes” means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.
          “Transaction Documents” means this Agreement, the Warrants, the Stockholders Agreement and the Registration Rights Agreement.
     10. Covenants
          10.1 Financial Statements and Other Information. The Company shall deliver to each of Bain Capital and Lurie (each a “Qualified Purchaser”) so long as such Qualified Purchaser or its Permitted Transferee(s) (as defined in the Stockholders Agreement) holds not less than 30% of the aggregate number of shares of Common Stock issuable upon conversion of the Series D Preferred originally purchased by such Qualified Purchaser pursuant to this Agreement:
          (a) as soon as available, but in any event within 30 days after the end of each monthly accounting period in each fiscal year beginning with the report for the month of April 2006, unaudited statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the company’s annual budget, and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, and shall be certified by the Company’s chief financial officer or, if there is none, the Company’s chief executive officer;
          (b) as soon as available, but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the company’s annual budget, and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, and shall be certified by the Company’s chief financial officer or, if there is none, the Company’s chief executive officer;
          (c) within 120 days after the end of each fiscal year, audited statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by (i) with respect to such financial statements, an unqualified opinion of an independent accounting firm of recognized national standing approved by the Company’s board of directors and (ii) a copy of such firm’s annual management letter to the board of directors;
          (d) at least 45 days prior to the beginning of each fiscal year, a budget plan, including a timetable of key events and annual budgeted statements of income and cash flows and budgeted balance sheets, which budgeted financial statements will have been submitted to the Company’s board of directors for approval prior to the beginning of such fiscal year and will have been approved by the Company’s board of directors prior to the thirtieth day of such fiscal year, prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof, any other significant budgets prepared by the Company and any revisions of such annual or other budget (each of which shall be reviewed and approved by the Company’s board of directors);
          (e) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);
          (f) promptly (but in any event within five Business Days) after the discovery by an executive officer of the Company, or receipt of notice by the Company, of any material default under any Material Contract or any other Material Adverse Effect with respect to the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves, in the Company’s good faith judgment, a reasonable likelihood of such litigation being commenced), an Officer’s Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (g) promptly upon receipt thereof (but in any event within five Business Days), receipt by the Company of an offer to buy a controlling interest in the capital stock of the Company or a significant amount of assets;
          (h) within five days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other written statements made available generally by the Company to the public concerning material developments in the Company’s and its Subsidiaries’ businesses; and
          (i) with reasonable promptness, such other information and financial data concerning the Company or its Subsidiaries as such Qualified Purchaser may reasonably request.
Each of the financial statements referred to in this Section 10.1 shall fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof and for the periods reflected therein and shall be true and correct in all material respects at and as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, individually or in the aggregate, would have a Material Adverse Effect and lack of footnotes.
Notwithstanding the foregoing, the provisions of this Section 10.1 shall cease to be effective so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements.
          10.2 Inspection of Property. The Company shall permit any representatives designated by any Qualified Purchaser, upon reasonable notice to the Company’s Chief Financial Officer and during normal business hours, accompanied by an authorized representative of the Company, to (i) visit and inspect any of the properties of the Company or its Subsidiaries, (ii) examine the corporate and financial records of the Company or its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees, consultants and independent accountants of the Company and its Subsidiaries.
          10.3 Affirmative Covenants. So long as any shares of the Series D Preferred Stock issued hereunder or issuable upon exercise of the Warrants are outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of at least 51% of the then outstanding shares of Series D Preferred Stock:
          (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all licenses, authorizations and permits necessary to the conduct of its businesses as currently conducted and as proposed to be conducted, the failure of which would reasonably be expected to have a Material Adverse Effect;

          (b) maintain and keep its properties in reasonably good repair, working order and condition;
          (c) file, file applications for, seek and pursue all appropriate licenses, authorizations and permits and all appropriate patents, trademarks and other intellectual property protection, with respect to any new discoveries, inventions, products and product developments;
          (d) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;
          (e) comply with all applicable laws, rules and regulations of all Governmental Entities; and
          (f) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provision on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.
          10.4 Intellectual Property Rights. The Company shall, and shall cause each Subsidiary to, possess, or acquire when needed, and maintain all material rights to Intellectual Property necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which could result in the invalidity, abandonment, misuse or unenforceability of such rights to such Intellectual Property or which could infringe upon or misappropriate any rights of other Persons.
          10.5 Authorized and Reserved Common Stock and Series D Preferred Stock. The Company agrees to take and to cause to be taken all action necessary to assure that a sufficient quantity of Series D Preferred Stock is timely authorized and reserved for issuance as dividends on the Series D Preferred Stock and upon exercise of the Warrants by the holders thereof in accordance with the terms thereof, and to assure that a sufficient quantity of Common Stock is timely authorized and reserved for issuance to accommodate conversion of Series D Preferred Stock (including Series D Preferred Stock issued in the future and issued as dividends on Series D Preferred Stock and upon exercise of the Warrants by the holders thereof in accordance with the terms thereof). All such shares of Common Stock and Series D Preferred Stock so issuable, and the Warrant Shares, when paid for in accordance with the Warrants, shall, after being issued, be duly and validly issued, fully paid and nonassessable and free of all Taxes and Encumbrances. The Company shall take all action as may be necessary to assure that all such shares of Series D Preferred Stock and Common Stock may be so issued without violation of any laws or governmental regulations.

          10.6 Designation of Directors. The Company shall use its best efforts to cause any directors designated by the Purchasers as provided in the Stockholders’ Agreement to be elected to the board of directors of the Company, in accordance with the terms of the Stockholders’ Agreement.
          10.7 Insurance. From and after the date hereof, the Company shall maintain in full force and effect with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business, in amounts and on terms determined by the Board, which policies shall name the Corporation as the sole designated beneficiary thereof and shall be issued by any AAA rated insurance company.
          10.8 Securities Law Compliance. Promptly after the Closing, the Company shall make all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series D Preferred Stock and the Warrants pursuant to this Agreement in compliance with such laws.
          10.9 Qualification to Conduct Business. The Company shall be duly qualified at all times to do business as a foreign corporation and is and will continue to be in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
          10.10 Future Option Plans. The Company shall cause any equity incentive plan adopted after the Closing Date to provide, in form reasonably satisfactory to the Qualified Purchasers, that any increase, at any time, in the aggregate ownership of securities of the Company by any Person who is a stockholder of the Company on the Closing Date (and immediately after giving effect to the Closing) and any such Person’s Affiliates, in each case, other than active operating companies, shall be exempted from the definition therein of a “Change in Control” (or any like term).
          10.11 Purchaser Obligation to Maintain Confidentiality. Except as otherwise required by law, each Qualified Purchaser and its Permitted Transferees to whom disclosures are made by the Company pursuant to Section 10.1 (the “Recipient”) shall not, and shall cause each of its directors, officers, employees, agents, and representatives (collectively, the “Recipient Representatives”) not to disclose the Confidential Information (as defined in this Section 10.11) to any Person or entity other than the Recipient Representatives. For the purposes of this Section 10.11, “Confidential Information” means all information relating to the Company (whether provided in writing or otherwise) that has been provided or shown to the Recipient or any Recipient Representative by or on behalf of the Company or any of its directors, officers, employees, agents and representatives; provided, however, that “Confidential Information” shall not include information that: (i) becomes generally publicly available other than as a result of disclosure by Recipient or any Recipient Representative; or (ii) becomes available to the Recipient on a non-confidential basis from a third party that is not bound by a similar duty of confidentiality to any Person with respect to such information.

          10.12 Key Man Insurance. The Company shall, within sixty (60) days after the Closing Date, obtain a “key man” insurance policy issued by an insurer or insurers of recognized responsibility for each of William P. Moffit and Chad Mirkin in amounts as mutually agreed by the Company and the Purchasers of a majority of the Series D Preferred Stock.
          10.13 Termination of Covenants. Except for the provisions of Section 10.11, all the provisions set forth in this Section 10 shall automatically terminate, and be of no further force or effect, immediately upon the consummation of a Qualified Public Offering (as defined in the Amended and Restated Certificate of Incorporation as in effect on the date hereof).
     11. General Provisions.
          11.1 Waivers and Amendments. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and of the holders of a majority of the then-outstanding shares of Series D Preferred Stock; provided, however, that no Purchaser shall, without its consent, be materially adversely affected by any such amendment, termination or waiver in any manner in which the other Purchasers are not likewise materially adversely affected. Any amendment or waiver effected in accordance with this Section 11.1 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.
          The foregoing notwithstanding, no such waiver or supplemental agreement shall affect any of the rights of any holder of any Securities created by (1) the Amended and Restated Certificate of Incorporation or by the Delaware General Corporation Law without compliance with all applicable provisions of the Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law or (2) any Transaction Document other than this Agreement without compliance with all applicable provisions of such Transaction Document.
          Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.
          11.2 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchasers or any other holder of shares of Series D Preferred Stock and no delay in exercising any such right, power or remedy conferred hereby or by the Amended and Restated Certificate of Incorporation, or by any of the other Transaction Documents or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.
          11.3 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          11.4 Notices.
          (a) Requirement of a Writing; Permitted Methods of Delivery. Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (i) personal delivery; (ii) nationally recognized overnight courier (signature required for delivery), with all fees prepaid; or (iii) facsimile.
          (b) Addressees and Addresses. Each party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”):
If to a Purchaser at its address set forth on Schedule I hereto.
with a copy to each of:
Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Joel F. Freedman, Esq.
Facsimile No.: (617) 951-7050
and
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602-3801
Attention: Jonathan D. Wasserman, Esq.
Facsimile No.: (312) 578-1790
If to the Company, to:
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
Attention: President and Chief Executive Officer
Facsimile No.: (847) 400-9199
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attention: Esteban A. Ferrer, Esq.
Fax: (203) 359-3031
or to another Addressee or at another address as designated by a party to this Agreement in a Notice made pursuant to this Section 11.4 to all other parties hereto;

          (c) Effectiveness of a Notice. A Notice is effective hereunder only if the party giving the Notice has complied with all the terms of Section 11.4(a) and Section 11.4(b) hereof. For the purposes of this Section 11.4(c), a Notice shall be deemed to have been received as follows:
     (1) f a Notice is delivered in person, upon receipt;
     (2) if a Notice is sent by nationally recognized overnight courier, upon receipt as indicated in the records of such courier; and
     (3) if a Notice is sent by facsimile, upon receipt by the party giving the Notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number.
          11.5 Delays or Omissions; Remedies Cumulative. Neither shall any delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party to this Agreement, impair any such right, power or remedy of such non-breaching or non-defaulting party nor be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provision or condition of this Agreement, must be in a writing delivered in accordance with the terms hereof and shall be effective only to the extent specifically set forth in such writing. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or the Amended and Restated Certificate of Incorporation or now or hereafter available at law, in equity, by statute or otherwise.
          11.6 Indemnification. The Company shall indemnify, save and hold harmless each Purchaser, its Affiliates, its directors, officers, employees, partners, representatives and agents (each, an “Indemnified Person,” and collectively, the “Indemnified Persons”) from and against (and shall promptly reimburse such Indemnified Persons for) any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred (collectively, “Losses”) in connection with or arising from any breach of, or inaccuracy in, the representations or warranties of the Company set forth in this Agreement or any of the Transaction Documents. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any Indemnified Person for any Loss arising from any such breach or inaccuracy, unless a written notice describing such breach or inaccuracy is delivered to the Company at any time prior to October 12, 2007. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement, the other Transaction Documents or the Amended and Restated Certificate of Incorporation.

          11.7 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations under Section 2 hereof without the prior written consent of the Company, except that each Purchaser may, without the prior consent of the Company, assign its rights to purchase the shares of Series D Preferred Stock hereunder to any of its Affiliates. This Agreement shall not inure to the benefit of or be enforceable by any other Person.
          11.8 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
          11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and as to all other matters, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          11.10 Expenses. Upon consummation of the purchase of the shares of Series D Preferred Stock and the Warrants by the Purchasers pursuant to this Agreement, the Company agrees to pay Bain Capital’s reasonable out-of-pocket expenses, including fees of counsel, consultants and accountants, and diligence and travel expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby in aggregate amount not to exceed $150,000 (an estimate of the fees and expenses of such counsel may be paid by check or delivered by wire transfer to such counsel at the Closing by Bain Capital, the amount of such check or wire transfer being deducted from the aggregate amount to be paid by Bain Capital at the Closing for the shares of Series D Preferred Stock and the Warrants to be purchased by it hereunder).
          11.11 Jurisdiction.
     Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.2 shall be deemed effective service of process on such party.

          11.12 Waiver of Jury Trial.
     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASERS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASERS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASERS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the provisions of this Section 12.10 constitute a material inducement upon which the Purchasers are relying and will rely in entering into this Agreement. Any Purchaser or the Company may file an original counterpart or a copy of this Section 12.10 with any court as written evidence of the consent of the Purchasers and the Company to the waiver of the right to trial by jury.
          11.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts, including facsimiles copies thereof, shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
          11.14 Entire Agreement. The Amended and Restated Certificate of Incorporation, the By-laws and the Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.
          11.15 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
          11.16 Exculpation Among Purchasers; Attorney. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. Each Purchaser acknowledges and agrees that Ropes & Gray LLP is only representing Bain Capital in connection with the transactions contemplated hereby and is not representing such other Purchaser.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be duly executed as of the day and year first above written.

THE COMPANY NANOSPHERE, INC.
By:	/s/ William P. Moffitt
Name:	William P. Moffit
Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be duly executed as of the date and year first above written.

PURCHASERS: BAIN CAPITAL VENTURE FUND 2005, L.P. By: Bain Capital Venture Partners, L.P. Bain Capital Investors, LLC, its general partner
By:	/s/ James Nahirny
	Name:	James Nahirny
	Title:	Authorized Person

BCIP ASSOCIATES III, LLC

By: BCIP Associates III,
      its sole member and manager

BCIP ASSOCIATES III-B, LLC

By: BCIP Associates III-B,
      its sole member and manager

By: Bain Capital Investors, LLC
      their Managing Partner

By:	/s/ James Nahirny
	Name:	James Nahirny
	Title:	Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P. By: Brookside Capital Investors, L.P., its general partner By: Brookside Capital Management, LLC, its general partner
By:	/s/ William Pepperdick
	Name:	William Pepperdick
	Title:	Managing Director

RGIP, LLC
By:	/s/
Name:
Managing Member

[Signature Page to Purchase Agreement]

LURIE INVESTMENT FUND, L.L.C.
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

WASK INVESTMENTS, L.L.C.
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

ANN AND ROBERT H. LURIE FOUNDATION
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

/s/ Laura A. Mondrowski
Laura A. Mondrowski

IBRAHIM S. HAWATMEH REVOCABLE LIVING TRUST, DATED 5/24/84
By:	/s/
Name:
Title:

R CAPITAL II, LTD.
By:	/s/ Robert Gephart
Name:	Robert Gephart
Title:	Vice President

/s/ Mark Landy
Mark Landy

/s/ Susanne Landy
Susanne Landy

/s/ Adam N. Mirkin 4/8/06
Adam N. Mirkin

/s/ Rhoderic Peter Mirkin
Rhoderic Peter Mirkin

/s/ Richard Segal
Richard Segal

Nanosphere Series D
/s/ Phillip Van Winkle
Phillip Van Winkle

/s/ Stephanie Van Winkle
Stephanie Van Winkle

[Signature Page to Purchase Agreement]

/s/ Richard Wickel 4/10/06
Richard Wickel

By:	/s/ Peter J. Stang
Name:	Peter J. Stang

/s/ Sheli Z. Rosenberg
Sheli Z. Rosenberg

/s/ Steven E. Mather
Steven E. Mather

/s/ William T. White III
William T. White III

ALLEN & COMPANY LLC, on behalf of itself and certain of its employees or Affiliates
By:	/s/
Name:
Title:	CFO

[Signature Page to Purchase Agreement]